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                                                                    EXHIBIT 99.1


         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


April 29, 2003


U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

Ladies and Gentlemen:

         The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the "Report") accompanying this letter.

         S. Marce Fuller, the Chief Executive Officer and Harvey A. Wagner, the Chief Financial Officer of Mirant Corporation (the "Company"), each certifies that, subject to the qualifications noted below, to the best of my knowledge:

         1. such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Mirant Corporation.

         This certificate is qualified by (i) the fact that the Report was not filed within 90 days after the end of the Company's fiscal year as required by General Instruction A to Form 10-K and (ii) the interim financial information for the 2002 fiscal year and for the restated 2001 fiscal year have not been included in the Report as required by Item 302 of Regulation S-K. The Company continues to work on the interim financial information and intends to file an amended Form 10-K including the interim financial information upon completion of the same and after appropriate review by the Company's independent auditors.


                           /s/ S. Marce Fuller
                           -----------------------------------
                           Name: S. Marce Fuller
                           Chief Executive Officer

                           /s/ Harvey A. Wagner
                           -----------------------------------
                           Name:  Harvey A. Wagner
                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Mirant Corporation and will be retained by Mirant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.